EXHIBIT 99.2

                          STRATEGIC ALLIANCE AGREEMENT

THIS STRATEGIC ALLIANCE AGREEMENT made 10 Sept., 2003 between Delta-Envirotech, Inc. a corporation located at 1730 Rhode Island Avenue, Suite 812 Washington, D C 20036 USA (hereinafter called Delta), and ZAFF International Ltd, a company located at P. O. Box 677 Riyadh 11391, Saudi Arabia, Sulaimaniah Area (hereinafter called ZAFF).

RECITALS

WHEREAS: Delta has environmental technologies for the recycling of soil and wastewater for industrial and civil applications and access to technology for desalination and has extensive experience in the development of environmental cleanup and recycling processes; and

WHEREAS: ZAFF has a number of companies, establishments, and commercial agencies and unique capabilities, products or services and access and knowledge of significant environmental projects on the territory of the Kingdom of Saudi Arabia and the Gulf area that require these environmental technologies;

NOW, THEREFORE: WHEREAS, each of the Parties hereto, having carefully assessed the capabilities and interest of the other and the Parties have agreed to make a common approach for the purpose of securing the environmental projects hereinafter called the "Business Interest".

NOW, THEREFORE: in consideration with the mutual covenants and promises made herein, it is therefore agreed by the Parties:

1. Purpose. The Parties form this Strategic Alliance to jointly develop the business interest in common. Each of the Parties will assist in the securing the business interest through a coordinated effort of the participants.

2. Contributions. Each of the Parties will contribute to the Strategic Alliance their capabilities in the selected target markets and the use of contacts and access for development of the business interest. Delta will provide technology, equipment and required technical support for the projects. ZAFF will identify projects, provide access to the appropriate organizations and provide permits and all other governmental permissions required for clean up activities.

3. Acquisition of Business Interest. Delta will acquire and hold in his own name, but on behalf of the Parties, the business interest. The Parties will participate in the activities as above and revenues deriving from the business interest as agreed on a project by project basis and after deduction of all expenses incurred by the Parties in securing and executing the Business Interest. The Parties will jointly develop the project costing and levels of markups prior to the submittal of the project proposal.

4. Term. This Agreement shall for an indefinite period unless terminated by mutual assent of all the Parties.


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5.   Confidentiality. The Parties hereby agree that they will not circumvent each other, communicate with, or otherwise contact parties that have been disclosed to them under proprietary identification classification unless expressly authorized in writing by the Party who made the proprietary disclosure.

6. This Agreement shall in no way be construed as a partnership agreement or agency, giving the undersigned Parties a claim against any separate, personal or business dealings, ventures, assets or liabilities of any Party to this Agreement. Any partnership, cooperation, or joint venture agreements deemed desirable shall be entered into and governed by separate agreements between the Parties.

7. Both Parties agree that this Alliance Agreement is signed with the intention of developing the business relationship into a future joint venture in order to enable the two Parties address the business opportunities in a efficient, and effective manner. Terms and conditions of such joint venture to be mutually negotiated at a later stage.


In witness whereof the Parties have signed and sealed this Agreement.


ZAFF INTERNATIONAL LTD.

/s/ S. Reza Teimouri (atty in fact)              10 Sept. 2003
-----------------------------------              -------------
Signature                                        Date


DELTA-ENVIROTECH, INC.

/s/ David Razmara                                10 Sep. 2003
-----------------------------------              -------------
Signature                                        Date


WITNESS:                                         Seal:

Aziz A. Bashiti
-----------------------------------              -------------
Name:

Signature  /s/ Aziz A. Bashiti                   Date  10 Sept. 2003


Witness:                                         Seal:

Peter F. Russo
-----------------------------------              -------------
Name:

Signature /s/ Peter F. Russo                     Date  10 Sept. 2003